SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 12, 2003

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On August 12, 2003, LCA-Vision Inc. issued a press release announcing that it expects to complete the installation of wavefront analyzers to provide the LasikPlus custom laser vision correction procedure in all of its U.S. markets by August 29, 2003.

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Press Release dated August 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: August 13, 2003	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT 99.1

Contacts:

Stephen N. Joffe

Jody Cain

Chairman and CEO

Lippert/Heilshorn & Associates

LCA-Vision Inc.

(310) 691-7100

(513) 792-9292

jcain@lhai.com

LASIKPLUS TO OFFER CUSTOM LASIK PROCEDURES

IN ALL U.S. MARKETS

Company reiterates 2003 diluted EPS guidance of $0.45 to $0.50

CINCINNATI (August 12, 2003) – LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, today announced that it expects to complete the installation of wavefront analyzers to provide the LasikPlus custom laser vision correction procedure in all of its U.S markets by August 29, 2003.  The custom Lasik procedure uses wavefront technology to measure specific imperfections in each individual's vision, thereby allowing for customized laser vision correction.

Custom Lasik equipment installations at LasikPlus facilities include the Alcon, Inc. (NYSE: ACL) LADARWave™ system, approved by the U.S. Food and Drug Administration (FDA) in October 2002, and the VISX, Incorporated (NYSE: EYE) WaveScan System, which received FDA approval in May 2003.  LCA-Vision has been offering the custom Lasik procedure in its Canadian facilities since October 2001, and as of June 30, 2003, in five LasikPlus U.S. markets.

“By adding custom Lasik to all of our LasikPlus markets, each of which currently offers multiple excimer lasers, we can select the optimal Lasik procedure for each patient,” said Dr. Sonny Goel, who has performed over 20,000 Lasik procedures and is a member of LCA-Vision’s Medical Advisory Board.  “Because of distortion, some patients with multiple aberrations may not see very well, even with contact lenses or glasses.  With the custom Lasik procedure, we can formulate a custom treatment plan to treat multiple aberrations, potentially resulting in sharper vision compared with other options.”

-continued-

Wavefront technology creates a “fingerprint” map of the eye by detecting abnormalities known as aberrations.  The wavefront scanner projects a light into the patient’s eye.  A sensor then precisely analyzes the returning wavefront to detect and measure aberrations that are present anywhere in the eye’s visual pathway.  This fingerprint is used to generate a customized treatment to correct these measured aberrations.

“LasikPlus is one of the largest users of the most advanced laser vision correction systems.  By extending the custom Lasik procedure as an option to patients in all our U.S. markets, we further demonstrate our commitment to industry leadership and customer service,” stated Stephen N. Joffe, LCA-Vision chairman and chief executive officer.  “We are currently training our physician team on the use of this new technology, and expect custom Lasik to be commercially available in all our markets by early September 2003.”

Custom Lasik was introduced to all LCA-Vision LasikPlus markets after unanimous approval by the Company’s Medical Advisory Board, which, in addition to Dr. Goel, includes Dr. Lewis Groden, Dr. Gerald Horn, Dr. Jay Lustbader, Dr. Vincent Marino, Dr. Jason Schmit, Dr. George Simon and Dr. David Whiting.

Mr. Joffe added, “In light of our procedure volume growth and the addition of the new custom procedure in all LasikPlus markets, in July we raised our full-year 2003 diluted EPS guidance to $0.45 to $0.50.”

LCA-Vision owns and operates 33 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the company’s Web site at www.lasikplus.com.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at (888) 529-2020 or 1-800-243-EYES.

This news release contains forward-looking statements that are subject to risks and uncertainties that may result in actual results to differ materially from current expectations.  For a discussion of risks and uncertainties that the Company faces, please refer to the Company’s filings with the Securities and Exchange Commission including, but not limited to, Forms 10-K and 10-Q.

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